Exhibit 10.28

2012 MANAGEMENT INCENTIVE PLAN (MIP)

	~% Plan	EBITDA*	% Indiv. Target	FCF	% Indiv. Target	MIP Total	Allowable Discretionary	Total % Indiv. Target
	<90%		Ø	Ø	Ø	Ø	20%	20%
	90%	27,600	15%	11,700	15%	30%	20%	50%
PLAN	100%	30,600	30%	13,000	30%	60%	20%	80%
	110%	33,600	40%	14,300	40%	80%	20%	100%
	120%	36,700	50%	15,600	50%	100%	20%	120%

TERMS

•

Each participant has a “target” bonus percentage representing the amount of annual salary to be earned as a Management bonus. Percentages above represent the portion of an individual’s “target” they would earn at the various financial performance levels.

•	# Participants 27

•	MIP payout is 60% of Target@ Plan EBITDA ($30.6mm) and Plan Free Cash Flow ($13.0mm).

•	MIP payout is 100% of Target@ 120% of Plan EBITDA ($36.7mm) and 120% of Plan Cash Flow ($15.6mm).

•

Discretionary payout is 20% of target; at financial performance levels below plan, the amount of discretionary bonus available and the individual payments are determined by discretion of the BOD with recommendations from the CEO considered.

•	EBITDA and FCF Levels shown above include fully funding the bonus payouts at each respective level.

•	The full amount of the MIP will be determined by final audited results and will be paid upon receipt of the audited financial statements.

Confidential	Page 1	02.03.2012